SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 10, 2010

Ivany Nguyen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  514-325-4567

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                      Entry Into a Material Definitive Agreement

On June 10, 2010, we entered into an Investor Relations Agreement (the “Agreement”) with General Research GmbH, a German investor relations consultant (“General Research”).  Under the Agreement, General Research will provide us with investor and public relations services in Europe for a period of one year.  The services to be provided by General Research will include organizing presentations in several European cities, assistance with coverage in the German financial media, and certain shareholder relations matters.

Under the Agreement, we have agreed to compensate General Research with options to purchase 1,000,000 shares of our common stock at an exercise price of $0.20 per share.  In addition, we have agreed to provide General Research with monthly compensation in the amount of €5,000, which is payable in the form of 750,000 shares of common stock valued at $0.10 per share.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

10.1           Investor Relations Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Nguyen, Inc.

/s/ Derek Ivany
Derek Ivany
Chief Executive Officer

Date:  August 13, 2010